                                               Registration No. 333-

     As filed with the Securities and Exchange Commission on April 27, 2000



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                          WISCONSIN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

            WISCONSIN                                39-1391525
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)

                            231 West Michigan Street
                                 P. O. Box 2949
                           Milwaukee, Wisconsin 53201
              (Address of principal executive offices) (Zip Code)

                               ------------------

    Wisconsin Gas Company       Wisconsin Gas Company   Hypro Corporation 401(k)
Local No. 7-0018 Savings Plan  Employees' Savings Plan  and Profit Sharing Plan

   Wisconsin Gas Company        Sta-Rite Industries        SHURflo 401(k)
Local 7-0018-1 Savings Plan   Incentive Savings Plan     Profit Sharing Plan
                             (Full title of the plans)

                              -------------------

                                  PAUL DONOVAN
               Senior Vice President and Chief Financial Officer
                          Wisconsin Energy Corporation
                            231 West Michigan Street
                                 P.O. Box 2949
                           Milwaukee, Wisconsin 53201
                    (Name and address of agent for service)

                                 (414) 221-2345
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                               BRUCE C. DAVIDSON
                              Quarles & Brady LLP
                           411 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 277-5000

                        CALCULATION OF REGISTRATION FEE

                                                                       Proposed
                                                    Proposed            Maximum
  Title of Securities                                Maximum           Aggregate        Amount of
         to be               Amount to be        Offering Price        Offering       Registration
   Registered(1)            Registered (1)        Per Share(2)         Price(2)            Fee
  -------------------       --------------       --------------       ----------      ------------
     Common Stock,
    $.01 par value          2,000,000 shares        $20.9375          $41,875,000        $11,055

(1) Consists of the following number of shares to be registered for each of the plans covered by this registration statement:

         o  Wisconsin Gas Company Local 7-0018 Savings Plan     200,000 shares
         o  Wisconsin Gas Company Local 7-0018-1 Savings Plan   100,000 shares
         o  Wisconsin Gas Company Employees' Savings Plan       1,100,000 shares
         o  Sta-Rite Industries Incentive Savings Plan          400,000 shares
         o  Hypro Corporation 401(k) and Profit Sharing Plan    100,000 shares
         o  SHURflo 401(k) Profit Sharing Plan                  100,000 shares

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. The plans are maintained for the benefit of employees of WICOR, Inc. and its subsidiaries. WICOR became a wholly owned subsidiary of the registrant on April 26, 2000, through the merger of a wholly owned subsidiary of the registrant with and into WICOR pursuant to an Agreement and Plan of Merger dated as of June 27, 1999, as amended as of September 9, 1999, by and among the registrant, WICOR and CEW Acquisition, Inc.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the registrant's common stock on the New York Stock Exchange Composite Tape on April 20, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Wisconsin Energy Corporation (the "registrant") (Commission File No. 001-09057) and the Wisconsin Gas Company Local 7-0018 Savings Plan, the Wisconsin Gas Company Local 7-0018-1 Savings Plan, the Wisconsin Gas Company Employees' Savings Plan, the Sta-Rite Industries Incentive Savings Plan, the Hypro Corporation 401(k) and Profit Sharing Plan, and the SHURflo 401(k) Profit Sharing Plan (the "plans") with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 are incorporated herein by reference:

         o Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Amendment No. 1 on Form 10-K/A.

         o        Registrant's Current Report on Form 8-K dated April 26, 2000.

         o Description of the registrant's common stock contained in the registrant's Current Report on Form 8-K dated September 1, 1999, which updates and supersedes the description of the common stock incorporated by reference in the registrant's Registration Statement on Form 8-B dated January 7, 1987, as previously updated by the Registrant's Current Report on Form 8-K dated October 31, 1991; and any future amendment or report filed for the purpose of updating such description.

         o Annual Report on Form 11-K filed by the plans for the fiscal year ended December 31, 1998.

         All documents subsequently filed by the registrant or the plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities of fered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be in corporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable. See second bullet point in Item 3 above.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Wisconsin Energy is incorporated under the Wisconsin Business Corporation Law (the "WBCL").

         Under Section 180.0851(1) of the WBCL, Wisconsin Energy is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Wisconsin Energy. In all other cases, Wisconsin Energy is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Wisconsin Energy, unless it is determined that he or she breached or failed to perform a duty owed to Wisconsin Energy and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Wisconsin Energy or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Wisconsin Energy's Restated Articles of Incorporation, Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

         Under Section 180.0833 of the WBCL, directors of Wisconsin Energy against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

         Articles V and VI of Wisconsin Energy's Bylaws provide that Wisconsin Energy will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of Wisconsin Energy, or is or was serving at the request of Wisconsin Energy as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. Wisconsin Energy's Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.

         Officers and directors of Wisconsin Energy are covered by insurance policies purchased by Wisconsin Energy under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index following the Signatures page(s) in this registration statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on April 27, 2000.

                                  WISCONSIN ENERGY CORPORATION


                                  By:  /s/ RICHARD A. ABDOO
                                      ---------------------
                                      Richard A. Abdoo, Chairman of the Board,
                                      President and Chief Executive Officer

                               POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Richard A. Abdoo and Paul Donovan, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file, any and all amendments to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.*

Signature and Title
-------------------

/s/ RICHARD A. ABDOO
-----------------------------------------------
Richard A. Abdoo, Chairman of the Board,
President and Chief Executive Officer
(Principal Executive Officer and Director)

/s/ PAUL DONOVAN
-----------------------------------------------
Paul Donovan, Senior Vice President
and Chief Financial Officer
(Principal Financial Officer)

/s/ STEPHEN P. DICKSON
-----------------------------------------------
Stephen P. Dickson, Controller
(Principal Accounting Officer)

/s/ JOHN F. AHEARNE
-----------------------------------------------
John F. Ahearne, Director

/s/ JOHN F. BERGSTROM
-----------------------------------------------
John F. Bergstrom, Director

/s/ BARBARA L. BOWLES
-----------------------------------------------
Barbara L. Bowles, Director

/s/ ROBERT A. CORNOG
-----------------------------------------------
Robert A. Cornog, Director

/s/ WILLIE D. DAVIS
-----------------------------------------------
Willie D. Davis, Director

/s/ RICHARD R. GRIGG
-----------------------------------------------
Richard R. Grigg, Director

/s/ JOHN N. MACDONOUGH
-----------------------------------------------
John N. MacDonough, Director

/s/ JULIA B. NORTH
-----------------------------------------------
Julia B. North, Director

/s/ FREDERICK P. STRATTON, JR.
-----------------------------------------------
Frederick P. Stratton, Jr., Director

/s/ GEORGE E. WARDEBERG
-----------------------------------------------
George E. Wardeberg, Director


* Each of the above signatures is affixed as of April 27, 2000.

The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer each of the employee benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, on April 27, 2000.

WISCONSIN GAS COMPANY
LOCAL 7-0018 SAVINGS PLAN

WISCONSIN GAS COMPANY
LOCAL 7-0018-1 SAVINGS PLAN

WISCONSIN GAS COMPANY
EMPLOYEES' SAVINGS PLAN

By:      Wisconsin Gas Company Employee Benefit
         Plans Committee

         /s/ JOSEPH P. WENZLER
-----------------------------------------------
         Joseph P. Wenzler

         /s/ BRONSON J. HAASE
-----------------------------------------------
         Bronson J. Haase

         /s/ JAMES J. MONNAT
-----------------------------------------------
         James J. Monnat

         /s/ ROBERT A. NUERNBERG
-----------------------------------------------
         Robert A. Nuernberg

         /s/ WALLACE E. ZEDDUN
-----------------------------------------------
         Wallace E. Zeddun


STA-RITE INDUSTRIES
INCENTIVE SAVINGS PLAN

By:   Sta-Rite Industries Employee Benefit Plans
      Administration Committee

By:    /s/ JAMES J. MONNAT
-----------------------------------------------
      James J. Monnat

HYPRO CORPORATION 401(k) AND PROFIT
SHARING PLAN

By:   Hypro Corporation

By:    /s/ JOSEPH P. WENZLER
-----------------------------------------------
      Joseph P. Wenzler, Treasurer and Secretary

SHURFLO 401(k) PROFIT SHARING PLAN

By:   Advisory Committee

       /s/ J. RUSSELL PHILLIPS
-----------------------------------------------
       J. Russell Phillips

      /s/ NORMAN A. ALEXANDER
-----------------------------------------------
      Norman A. Alexander

      /s/ KEVIN S. McLEAN
-----------------------------------------------
      Kevin S. McLean

      /s/ KATHLEEN M. ROBE
-----------------------------------------------
      Kathleen M. Robe

      /s/ JANET M. SCOTT
-----------------------------------------------
      Janet M. Scott

                          WISCONSIN ENERGY CORPORATION
                               (the "registrant")
                         Commission File No. 001-09057

                                 EXHIBIT INDEX
                                       TO
                           S-8 REGISTRATION STATEMENT

                                                                        Incorporated herein
  Exhibit No.                       Description                           by reference to           Filed herewith
  -----------                       -----------                           ---------------           --------------
4.1              Restated Articles of Incorporation of registrant    Exhibit (3)-1 to the
                                                                     registrant's Form 10-Q
                                                                     for the quarter ended
                                                                     June 30, 1995

4.2              Bylaws of registrant                                Exhibit 3.2 to the
                                                                     registrant's Form 10-K
                                                                     for the year ended
                                                                     December 31, 1999

4.3              Wisconsin Gas Company Local 7-0018 Savings                                                x
                 Plan (As Amended and Restated Effective in
                 2000)

4.4              Wisconsin Gas Company Local 7-0018-1                                                      x
                 Savings Plan (As Amended and Restated
                 Effective in 2000)

4.5              Wisconsin Gas Company Employees' Savings                                                  x
                 Plan (As Amended and Restated Effective in
                 2000)

4.6              Sta-Rite Industries Incentive Savings Plan (As                                            x
                 Amended and Restated Effective April 26,
                 2000)

4.7              Hypro Corporation 401(k) and Profit Sharing                                               x
                 Plan [(As Amended and Restated Effective
                 January 1, 1997)

4.8(a)           Adoption Agreement #005 for Nonstandardized         Exhibit 4.1 to                        x
                 Code Section 401(k) Profit Sharing Plan dated       WYCOR's
                 December 22, 1997 between SHURflo Pump              Registration Statement
                 Manufacturing Company and Marshall & Ilsley         on Form S-8 (Reg. No.
                 Trust Company, including Marshall & Ilsley Trust    033-43257)
                 Company Defined Contribution Master Plan and
                 Trust Agreement

4.8(b)           WICOR, Inc. Master Savings Trust Agreement          Exhibit 4.2 to
                 dated October 1, 1996 between WICOR, Inc. and       WYCOR's
                 Marshall & Ilsley Trust Company                     Registration Statement
                                                                     on Form S-8 (Reg. No.
                                                                     333-43257)

4.8(c)           Amendment to the Plan dated December 14,                                                  x
                 1999

4.8(d)           Amendment to Plan dated April 25, 2000                                                    x

                                                                        Incorporated herein
  Exhibit No.                       Description                           by reference to           Filed herewith
  -----------                       -----------                           ---------------           --------------
4.8(e)           Investment Election Policy (effective April 26,                                           x
                 2000)

5*               Opinion of Sally R. Bentley, Esq. as to the                                               x
                 legality of the securities being registered (to the
                 extent such securities may be original issuance
                 or treasury  shares as opposed to market
                 purchase shares)

23.1             Consent of PricewaterhouseCoopers LLP                                                     x

23.2             Consent of Sally R. Bentley, Esq.                                                   Contained in
                                                                                                       Exhibit 5

23.3             Consent of Arthur Andersen LLP                                                            x

24               Power of Attorney                                                                   Contained in
                                                                                                     registrant's
                                                                                                    Signatures page

----------------------

         *The registrant hereby undertakes that it will submit or has submitted each plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.


                                      EI-2